Exhibit 99.1

Zix Reports Fourth Quarter and Full Year 2017 Financial Results

ZixProtect and ZixArchive Orders Accelerating, Demonstrating Robust New Customer Adoption and Cross-Selling Success

DALLAS — February 22, 2018 — Zix Corporation (Zix) (NASDAQ: ZIXI), a leader in email security, today announced financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Financial Highlights (results compared to the same year-ago quarter)

•	Revenue increased 8% to a record $16.8 million

•	Annual contract value increased 9% to a record $67.3 million

•	New First Year Orders decreased 7% to $2.5 million

•	GAAP net income decreased to ($12.9) million, largely as a result of a one-time non-cash charge due to the future effect of the lower U.S. corporate income tax rate resulting from the 2017 tax reform legislation (effective January 1, 2018),

•	GAAP fully diluted earnings per share decreased to ($0.24) from $0.04, also largely as result of a one-time non-cash charge due to the future effect of the lower U.S. corporate income tax rate resulting from the 2017 tax reform legislation (effective January 1, 2018),

•	Non-GAAP fully diluted earnings per share increased 19% to $0.08 from $0.07

•	Cash flow from operations increased 108% to $4.2 million

•	Adjusted EBITDA increased 8% to $4.9 million

•	The company ended the quarter with $33.0 million in cash and no debt

Management Commentary

“We are pleased to have delivered on our commitment of profitable growth in 2017 with 9% revenue growth, 8% adjusted EBITDA growth and by increasing cash flow from operations by 19% to $18.2 million,” said David Wagner, Zix’s Chief Executive Officer. “The successful introduction of ZixProtect and ZixArchive and our cloud based email protection bundle contributed to these strong results, and we are encouraged by the momentum we’re seeing in the market for these solutions.”

Zix’s Chief Financial Officer David Rockvam added: “We once again achieved our top and bottom line guidance for both the quarter and full fiscal year. Record revenue of $65.7 million in 2017 was driven by the rapid adoption of our cloud based hosted encryption offering, add-ons to our installed base and the success of our new email protection bundled offering. We remain committed to delivering profitable growth for our shareholders. From a profitability and cash flow standpoint, we also experienced positive results, ending the fourth quarter with an adjusted EBITDA margin of 29%. In addition, we repurchased 500,000 shares during the quarter and continue to move forward with our balanced capital allocation strategy.”

Wagner continued: “Looking ahead to the new fiscal year, we look forward to extending the 87% year-over-year revenue growth we experienced last year in our cloud-based encryption product and the opportunity to accelerate that success with ZixProtect and Zix Archive. However, the excess customer churn due to M&A and competitive pressures is slowing our revenue growth and impacting our 2018 guidance. The excess competitive churn we are experiencing is primarily from our on-premise appliance customers, which now only represent about 20% of our ACV. We believe the success we are seeing with our cloud-based email security solutions positions us well for expanding our market position and building a foundation for stronger levels of growth and profitability moving forward.”

2017 Operational Highlights

•	Completed the successful acquisition of Greenview Data and achieved 166% of our 2017 New First Year Orders target for Advanced Threat Protection and Email Archiving products

•	Launched ZixCentral, Zix’s single “pane of glass” for managing and reporting Encryption, Advanced Threat and email Archiving solutions

•	Achieved 100% renewals on Zix Messaging Server, the product acquired in September 2017 from Entrust Datacard, which provides SMIME based end-to-end email and is utilized by 3 of Canada’s largest banks

•	Grew hosted encryption customer base by 87% over 2016, adding over 850 new customers and ending 2017 with $18.2 million of Annual Contract Value

2017 Tax Adjustment

In the fourth quarter, Zix made an adjustment to the carrying value of its deferred tax asset to reflect the future effect of the lower U.S. corporate income tax rate resulting from the 2017 tax reform legislation (effective January 1, 2018), which reduced Zix’s planned corporate tax rate from 35% to 21%. The result was a one-time, non-cash charge of $12.5 million to GAAP earnings.

Fourth Quarter 2017 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	Q4 2017	Q4 2016	Change (1)
Revenue	$16.8	$15.6	7.8%
GAAP Gross Profit	$13.5	$12.9	5.2%
GAAP Net Income	($12.9)	$1.9	(764%)

GAAP Net Income Per Share – Diluted	($0.24)	$0.04	(756%)
EBITDA (3)	$2.8	$4.1	(29.8%)
EBITDA Margin (3)	16.9%	26.0%	(9.1	pts)
Non-GAAP Adjusted Gross Profit (3)	$13.7	$12.9	6.1%
Non-GAAP Adjusted Net Income (3)	$4.5	$3.7	20.3%
Non-GAAP Adjusted Net Income Per Share – Diluted (3)	$0.08	$0.07	18.8%
Adjusted EBITDA (3)	$4.9	$4.5	7.6%
Adjusted EBITDA Margin (3)	29.0%	29.1%	(0.1	pts)
New First Year Orders	$2.5	$2.7	(6.7%)
Total Orders	$14.5	$15.8	(8.3%)
Backlog (4)	$72.6	$81.7	(11.1%)

Fiscal 2017 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	2017	2016	Change (1)
Revenue	$65.7	$60.1	9.2%
GAAP Gross Profit	$53.1	$49.6	7.0%
GAAP Net Income	($8.1)	$5.8	(238%)
GAAP Net Income Per Share – Diluted	($0.15)	$0.11	(238%)
EBITDA (3)	$13.3	$11.9	12.0%
EBITDA Margin (3)	20.2%	19.7%	0.5	pts
Non-GAAP Adjusted Gross Profit (3)	$53.5	$49.8	7.5%
Non-GAAP Adjusted Net Income (3)	$15.6	$14.0	11.2%
Non-GAAP Adjusted Net Income Per Share – Diluted (3)	$0.29	$0.26	11.5%
Adjusted EBITDA (3)	$18.2	$16.9	7.7%
Adjusted EBITDA Margin (3)	27.7%	28.1%	(0.4	pts)
New First Year Orders	$9.3	$9.5	(1.9%)
Total Orders	$58.9	$68.6	(14.2%)

(1)	Changes are based on actual numbers versus numbers shown in the columns, which may reflect rounding

(2)	Adjusted earnings before interest, taxes, depreciation and amortization

(3)	A reconciliation of GAAP to non-GAAP results (including non-GAAP adjusted results) is included in this press release and available on our investor relations Web page at http://investor.zixcorp.com

(4)	Service contract commitments that represent future revenue to be recognized as the services are provided

Financial Outlook

For the first quarter 2018, the company forecasts revenue to range between $16.6 million and $16.8 million, representing an increase of 4% to 6% year-over-year. The company forecasts fully diluted GAAP earnings per share to be in a range of $0.04 and $0.05 and fully diluted non-GAAP adjusted earnings per share to be $0.08 for the first quarter 2018.

For fiscal 2018, the company anticipates revenue to range between $67.5 million and $69.0 million, representing an increase of 3% to 5% compared to fiscal 2017. The company forecasts fully diluted GAAP earnings per share to be between $0.17 and $0.19 and fully diluted non-GAAP adjusted earnings per share to be $0.32 for fiscal 2018.

Conference Call Information

Management will discuss these financial results and outlook on a conference call today (February 22, 2018) at 5 p.m. ET (2 p.m. PT).

A live webcast of the conference call will be available in the investor section of Zix’s website here. Alternatively, participants can access the conference call by dialing 1-855-853-6940 (U.S. toll-free) or 1-720-634-2906 (international) at least 15 minutes before the call and entering access code 7979588. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

An audio replay of the conference will be available for seven days, by dialing 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the access code 7979588. An archive of the webcast will also be available in the investor section of the company’s website here.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, archiving and bring your own device (BYOD) mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit www.zixcorp.com.

###

Zix Company Contact Geoff Bibby (214) 370-2241 gbibby@zixcorp.com	Zix Investor Contact Matt Glover and Najim Mostamand, CFA Liolios Group, Inc. (949) 574-3860 ZIXI@liolios.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue or earnings, potential benefits of strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to market acceptance of new Zix solutions and how privacy and data security laws may affect demand for Zix email data protection solutions. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix financial and other results can be found in the risk factors section of Zix’s most recent filing on Form 10-K with the Securities and Exchange Commission.

ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2017	December 31,
	(unaudited)	2016
ASSETS
Current assets:
Cash and cash equivalents	$33,009,000	$26,457,000
Receivables, net	1,389,000	1,209,000
Prepaid and other current assets	3,222,000	2,829,000

Total current assets	37,620,000	30,495,000
Property and equipment, net	4,048,000	3,976,000
Intangible Assets, Net	5,524,000	—
Goodwill	8,469,000	2,161,000
Deferred tax assets	25,647,000	45,726,000

Total assets	$81,308,000	$82,358,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,153,000	$4,720,000
Deferred revenue	28,362,000	25,773,000
Customer deposits	1,000	—

Total current liabilities	35,516,000	30,493,000
Long-term liabilities:
Deferred revenue	1,087,000	1,448,000
Deferred rent	1,185,000	1,347,000

Total long-term liabilities	2,272,000	2,795,000

Total liabilities	37,788,000	33,288,000
Total stockholders’ equity	43,520,000	49,070,000

Total liabilities and stockholders’ equity	$81,308,000	$82,358,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue	$16,800,000	$15,578,000	$65,663,000	$60,144,000

Cost of revenue	3,260,000	2,709,000	12,602,000	10,533,000

Gross profit	13,540,000	12,869,000	53,061,000	49,611,000
Operating expenses:
Research and development	2,933,000	2,435,000	10,980,000	9,553,000
Selling, general and administrative	8,589,000	7,086,000	31,871,000	30,742,000

Total operating expenses	11,522,000	9,521,000	42,851,000	40,295,000

Operating income	2,018,000	3,348,000	10,210,000	9,316,000
Operating margin	12%	21%	16%	15%

Other income, net	108,000	30,000	339,000	213,000

Income before income taxes	2,126,000	3,378,000	10,549,000	9,529,000
Income tax expense	(15,003,000)	(1,440,000)	(18,606,000)	(3,692,000)

Net income	$(12,877,000)	$1,938,000	$(8,057,000)	$5,837,000

Basic income per common share:	$(0.24)	$0.04	$(0.15)	$0.11

Diluted income per common share:	$(0.24)	$0.04	$(0.15)	$0.11

Shares used in per share calculation – basic	53,391,153	52,815,271	53,430,492	53,819,772

Shares used in per share calculation – diluted	53,391,153	53,490,290	53,430,492	54,395,145

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Twelve Months Ended December 31,
	2017	2016
Operating activities:
Net income	$(8,057,000)	$5,837,000
Non-cash items in net income	24,085,000	7,272,000
Changes in operating assets and liabilities	2,176,000	2,142,000

Net cash provided by operating activities	18,204,000	15,251,000

Investing activities:
Purchases of property and equipment	(3,041,000)	(2,136,000)
Acquisition of business, net of cash acquired	(8,244,000)	—

Net cash used in investing activities	(11,285,000)	(2,136,000)

Financing activities:
Proceeds from exercise of stock options	4,206,000	205,000
Purchase of Treasury Stock	(4,573,000)	(15,527,000)

Net cash provided by (used in) financing activities	(367,000)	(15,322,000)

Increase (Decrease) in cash and cash equivalents	6,552,000	(2,207,000)
Cash and cash equivalents, beginning of period	26,457,000	28,664,000

Cash and cash equivalents, end of period	$33,009,000	$26,457,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2017	2016	2017	2016
Revenue:
GAAP revenue		$16,800,000	$15,578,000	$65,663,000	$60,144,000

Cost of revenue
GAAP cost of revenue		$3,260,000	$2,709,000	$12,602,000	$10,533,000
Stock-based compensation charges (1)	(A)	(78,000)	(15,000)	(304,000)	(186,000)
Strategic consulting and litigation costs (2)	(B)	—	—	(3,000)	—
Intangible Amortization (3)	(C)	(50,000)	—	(150,000)	—
Corporate separation payment (4)	(D)	(4,000)	—	(4,000)	—

Non-GAAP adjusted cost of revenue		$3,128,000	$2,694,000	$12,141,000	$10,347,000

Gross profit:
GAAP gross profit		$13,540,000	$12,869,000	$53,061,000	$49,611,000
Stock-based compensation charges (1)	(A)	78,000	15,000	304,000	186,000
Strategic consulting and litigation costs (2)	(B)	—	—	3,000	—
Intangible Amortization (3)	(C)	50,000	—	150,000	—
Corporate separation payment (4)	(D)	4,000	—	4,000	—

Non-GAAP adjusted gross profit		$13,672,000	$12,884,000	$53,522,000	$49,797,000

Research and development expense
GAAP research and development expense		$2,933,000	$2,435,000	$10,980,000	$9,553,000
Stock-based compensation charges (1)	(A)	(98,000)	(31,000)	(374,000)	(246,000)
Strategic consulting and litigation costs (2)	(B)	(75,000)	—	(130,000)	—
Corporate separation payment (4)	(D)	(43,000)	—	(43,000)	—

Non-GAAP adjusted research and development expense		$2,717,000	$2,404,000	$10,433,000	$9,307,000

Selling and marketing expense
GAAP selling and marketing expense		$5,225,000	$4,818,000	$20,472,000	$19,015,000
Stock-based compensation charges (1)	(A)	(330,000)	(81,000)	(999,000)	(542,000)
Strategic consulting and litigation costs (2)	(B)	—	—	(2,000)	—
Intangible Amortization (3)	(C)	(56,000)	—	(169,000)	—
Corporate separation payment (4)	(D)	(328,000)	—	(328,000)	—

Non-GAAP adjusted selling and marketing expense		$4,511,000	$4,737,000	$18,974,000	$18,473,000

General and administrative expense
GAAP general and administrative expense		$3,364,000	$2,268,000	$11,399,000	$11,727,000
Stock-based compensation charges (1)	(A)	(346,000)	(122,000)	(1,197,000)	(809,000)
Strategic consulting and litigation costs (2)	(B)	(494,000)	(229,000)	(1,254,000)	(2,865,000)
Corporate separation payment (4)	(D)	(233,000)	—	(236,000)	(358,000)

Non-GAAP adjusted general and administrative expense		$2,291,000	$1,917,000	$8,712,000	$7,695,000

Operating income:
GAAP operating income		$2,018,000	$3,348,000	$10,210,000	$9,316,000
Stock-based compensation charges (1)	(A)	852,000	249,000	2,874,000	1,783,000
Strategic consulting and litigation costs (2)	(B)	569,000	229,000	1,389,000	2,865,000
Intangible Amortization (3)	(C)	106,000	—	319,000	—
Corporate separation payment (4)	(D)	608,000	—	611,000	358,000

Non-GAAP adjusted operating income		$4,153,000	$3,826,000	$15,403,000	$14,322,000

Adjusted Operating Margin		24.7%	24.6%	23.5%	23.8%

Net income:
GAAP net income		$(12,877,000)	$1,938,000	$(8,057,000)	$5,837,000
Stock-based compensation charges (1)	(A)	852,000	249,000	2,874,000	1,783,000
Strategic consulting and litigation costs (2)	(B)	569,000	229,000	1,389,000	2,865,000
Intangible Amortization (3)	(C)	106,000	—	319,000	—
Corporate separation payment (4)	(D)	608,000	—	611,000	358,000
Income tax impact	(E)	15,245,000	1,328,000	18,460,000	3,187,000

Non-GAAP adjusted net income		$4,503,000	$3,744,000	$15,596,000	$14,030,000

Diluted net income per common share:
GAAP net income per share		$(0.24)	$0.04	$(0.15)	$0.11
Adjustments per share	(A-E)	$0.33	$0.03	$0.44	$0.15

Non-GAAP adjusted net income per share		$0.08	$0.07	$0.29	$0.26

Shares used to compute Non-GAAP adjusted net income per share – diluted		53,391,153	53,490,290	53,430,492	54,395,145

Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(F)
Net income		$(12,877,000)	$1,938,000	$(8,057,000)	$5,837,000
Income tax provision		15,003,000	1,440,000	18,606,000	3,692,000
Interest expense		—	31,000	—	33,000
Depreciation		612,000	643,000	2,423,000	2,303,000
Intangible Amortization (3)		106,000	—	319,000	—

EBITDA		2,844,000	4,052,000	13,291,000	11,865,000

Adjustments:
Stock-based compensation charges (1)	(A)	852,000	249,000	2,874,000	1,783,000
Strategic consulting and litigation costs (2)	(B)	569,000	229,000	1,389,000	2,865,000
Corporate separation payment (4)	(D)	608,000	—	611,000	358,000

Adjusted EBITDA		$4,873,000	$4,530,000	$18,165,000	$16,871,000

Adjusted EBITDA margin		29.0%	29.1%	27.7%	28.1%

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
(1) Stock-based compensation charges are included as follows:
Cost of revenues	$78,000	$15,000	$304,000	$186,000
Research and development	98,000	31,000	374,000	246,000
Selling and marketing	330,000	81,000	999,000	542,000
General and administrative	346,000	122,000	1,197,000	809,000

	$852,000	$249,000	$2,874,000	$1,783,000

(2) Strategic consulting, acquisition, and litigation costs are included as follows:
Cost of revenues	—	—	3,000	—
Research and development	75,000	—	130,000	—
Selling and marketing	—	—	2,000	—
General and administrative	494,000	229,000	1,254,000	2,865,000

	$569,000	$229,000	$1,389,000	$2,865,000

(3) Intangible Amortization is included as follows:
Cost of revenues	50,000	—	150,000	—
Selling and marketing	56,000	—	169,000	—

	$106,000	$—	$319,000	$—

(4) Corporate separation payment is included as follows:
Cost of revenues	4,000	—	4,000	—
Research and development	43,000	—	43,000	—
Selling and marketing	328,000	—	328,000	—
General and administrative	233,000	—	236,000	358,000

	$608,000	$—	$611,000	$358,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES OUTLOOK

	LOW	HIGH	LOW	HIGH
	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	March 31	March 31	December 31,	December 31,
	2018	2018	2018	2018
Revenue:
GAAP revenue	$16,600,000	$16,800,000	$67,500,000	$69,000,000

Diluted net income per common share:
GAAP net income	$0.04	$0.04	$0.19	$0.17
Stock-based compensation charges	$0.01	$0.01	$0.05	$0.06
Strategic consulting and litigation costs	$0.00	$0.00	$0.01	$0.01
Intangible Amortization	$0.00	$0.00	$0.01	$0.01
Income tax impact	$0.02	$0.02	$0.06	$0.07

Non-GAAP adjusted net income	$0.08	$0.08	$0.32	$0.32

Shares used to compute Non-GAAP adjusted net income per share – diluted	54,100,000	54,100,000	54,050,000	54,050,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net income per share - diluted, and EBITDA for non-cash stock-based compensation expense, and strategic consulting and litigation costs to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share - diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share - diluted and EBITDA.

Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude litigation expenses and non-recurring items that impact our ongoing business. See items (A) through (E) below for further information on the current quarter’s reconciling items.

Items (A) through (F) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income per share - diluted” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (F).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Strategic consulting, acquisition and litigation costs. See item (2) on previous page. The Company’s management excludes certain board-directed consulting costs and litigation expenses when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) Intangible amortization costs. See item (3) on previous page. The Company’s management excludes amortization expenses associated with the acquisition of intangible assets when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(D) Corporate separation payment relating to employment termination benefits agreement. See item (4) on previous page. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(E) The Non-GAAP adjustment to the tax provision represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(F) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation charges and litigation expenses.